Exhibit 99.1

Local Corporation Reports Preliminary Unaudited Fourth Quarter

and Full Year 2012 Results; Provides 2013 Outlook

IRVINE, Calif., Jan. 24, 2013 – Local Corporation (NASDAQ: LOCM), a leading online local media company, today reported preliminary unaudited fourth quarter and full year 2012 financial results, and provided financial guidance for full year 2013.

The company previously provided 2012 revenue guidance of between $99 million and $100 million. Fourth quarter 2012 revenue guidance was between $22 million and $23 million, and Adjusted Net Income guidance was approximately breakeven, or $0.00 per diluted share, assuming 23 million diluted shares outstanding.

Based on preliminary unaudited results, the company expects record revenue for full year 2012 of approximately $98 million, about 25 percent higher than 2011. The increase was due primarily to growth in the company’s Owned & Operated (O&O) and Network businesses, offset by a decline in legacy subscription advertiser revenues in the company’s Sales & Ad Services (SAS) business. The company estimates preliminary unaudited fourth quarter revenue of approximately $20.9 million, and unaudited GAAP net loss of approximately $4 million or $(0.18) per diluted share. Unaudited Adjusted Net Loss for the fourth quarter 2012 is expected to be approximately $900,000 or $(0.04) per diluted share, based on 22.1 million diluted shares outstanding. Preliminary fourth quarter revenue is approximately $1.6 million below the mid-point of prior guidance, primarily as a result of lower than expected monetization of traffic from the company’s main advertising partner.

Adjusted Net Income is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; net income (loss) from discontinued operations; gain on sale of Rovion; impairment charges; LEC receivables reserve and severance charges. An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures, relative to GAAP measures is included below and reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial table attached to this release.

During the fourth quarter, the company undertook a strategic review of operations and for 2013 intends to focus on expanding margins in O&O, the company’s largest business by revenue, and on growing the Network business, which is the company’s most profitable business. Due to the significant financial commitment required to successfully scale a direct sales model, the company intends to instead focus on channel sales development for its ‘Launch by Local’ SMB solution, which the company expects to provide annual cost savings of approximately $4.6 million, starting immediately.

“We had a strong first half 2012, but second half growth was below initial forecasts, due to unexpected revenue per click (RPC) declines from our main ad partner coupled with previously announced fourth quarter ad policy changes. Despite this, we expect to be back in growth mode with first quarter 2013 revenue projected to exceed fourth quarter 2012, and overall 2013 revenue projected at about 12% higher than our 2012 exit run rate,” said Heath Clarke, Local Corporation chairman and CEO. “We have taken decisive cost-cutting measures to return the company to cash flow positive, and expect steady revenue growth and margin improvement throughout 2013. While there are periodic challenges when working in a competitive, dynamic and high growth sector, these challenges often create new opportunities for future growth. We are confident that we are well positioned to capitalize on those opportunities with a powerful platform and an experienced team.”

“As a result of our focus on improving bottom-line results, we expect to swing to Adjusted Net Income in the first quarter of 2013 followed by a return to positive cash flow from operations in the second quarter, and steady cash flow growth through the remainder of the year. We expect at least $5 million in Adjusted Net Income for 2013,” added Ken Cragun, Local Corporation chief financial officer.

In accordance with normal procedures, these unaudited preliminary revenue and earnings results are subject to further review and completion of year end accounting processes by the company and its auditors, which include the finalization of potentially significant items that could affect these results. The company will provide fully audited fourth quarter and full year 2012 results and announce its upcoming earnings call in due course.

Fiscal 2013 Financial Guidance:

Revenue – The company expects 2013 revenue to be between $93 million and $95 million, which at the mid-point is an increase of 12% compared to the fourth quarter 2012 exit run rate.

Adjusted Net Income – Adjusted Net Income for 2013 is expected to be at least $5 million.

Projected 2013 Adjusted Net Income Factors:

•	Interest Expense of $400,000

•	Income Tax Provision of $200,000

•	Depreciation Expense of $4.5 million

•	Amortization Expense of $1.3 million

•	Stock Compensation Expense of $3.8 million

•	Severance Charges of $500,000

•	Warrant Revaluation Expense and Other items are undeterminable, but may be significant non-cash gains or losses*

*	The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we cannot project the non-cash gain or loss in connection with these warrants, and therefore cannot reasonably project our GAAP net income (loss). We therefore cannot provide GAAP guidance, but do report GAAP results.

As previously announced, the company will no longer provide quarterly guidance.

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a leading online local media company that connects brick-and-mortar businesses with over a million online and mobile consumers each day using a variety of innovative digital marketing products. To advertise, or for more information, visit: http://www.localcorporation.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘project,’ ‘forecast,’ ‘potential,’ ‘feel’ and similar expressions and phrases are intended to identify such forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our advertising partners paying less revenue per click and revenues to us for our search results, our ability to purchase advertising from third parties to drive users to our sites, our ability to adapt our business following the shifts in our monetization partners, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the integration and future performance of our Spreebird business and our Krillion business, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to successfully bill our monthly subscription customers, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of “Adjusted Net Income” and “Adjusted Net Loss” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; net income (loss) from discontinued operations; gain on sale of Rovion; impairment charges; LEC receivables reserve and severance charges. Adjusted Net Income (Loss), as defined above, is not a measurement under GAAP. Adjusted Net Income (Loss) is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted Net Income (Loss) is set forth at the end of this press release.

Management believes that Adjusted Net Income (Loss) provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and severance charges which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income (Loss) in evaluating the overall performance of the company’s business operations.

A limitation of non-GAAP Adjusted Net Income (Loss) is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income (Loss) in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income (Loss) provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.

# # #

Investor Relations and Media Relations Contact:

Cameron Triebwasser

Local Corporation

949-789-5223

ctriebwasser@local.com

LOCAL CORPORATION

RECONCILIATION OF EXPECTED GAAP NET LOSS TO EXPECTED ADJUSTED NET LOSS

(in thousands, except per share amounts)

(Unaudited)

Three Months
Ended December 31,
2012
Expected GAAP net loss	$(4,000)

Plus interest and other income (expense), net	100
Plus depreciation and amortization	1,600
Plus stock-based compensation	800
Less revaluation of warrants	—
Plus net loss from discontinued operations	200
Plus severance charges	400
Plus LEC Reserve	1,400
Less gain on sale of Rovion	(1,400)

Expected Adjusted Net Loss	$(900)

GAAP net loss per share	$(0.18)
Adjusted Net Loss per share	$(0.04)
Basic weighted average shares outstanding	22,100